                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                           Symix Systems, Inc.
             ------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


             ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
                                                          --------------------
     (5)  Total fee paid:
                          ----------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 ---------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                       -----------------------
     (3)  Filing Party:
                       -------------------------------------------------------
     (4)  Date Filed:
                     ---------------------------------------------------------

                                     [LOGO]

                         2800 CORPORATE EXCHANGE DRIVE
                                   SUITE 400
                              COLUMBUS, OHIO 43231
                           TELEPHONE: (614) 523-7000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON NOVEMBER 11, 1998

                            ------------------------

To the Shareholders of

SYMIX SYSTEMS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Symix Systems, Inc. ("Symix") will be held at 2800 Corporate Exchange Drive, Columbus, Ohio, on Wednesday, November 11, 1998, at 9:00 a.m. (local time) for the following purposes:

    1.To elect six (6) directors, each to serve for a term of one year and until his successor is duly elected and qualified or his earlier resignation, removal from office or death.

    2.To consider the approval of an amendment to Section 6 of the Symix
      Systems, Inc. Employee Stock Purchase Plan (the "Plan") in order to eliminate the exclusion of certain "highly compensated employees" (as defined in the Plan) from participation in the Plan.

    3.To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on September 25, 1998, are entitled to notice of and to vote at the meeting or any adjournment thereof.

                             YOUR VOTE IS IMPORTANT

    You are urged to date, sign and promptly return the enclosed Proxy so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid Symix in reducing the expense of additional Proxy solicitation. You are cordially invited to attend the meeting, and we request that you indicate your plans in this respect in the space provided on the enclosed form of Proxy. If you do attend the meeting, you may revoke your Proxy and vote in person.

                                            By order of the Board of Directors

                                                  [SIGNATURE]

                                            LAWRENCE W. DELEON,
                                            SECRETARY

Columbus, Ohio
October 8, 1998

                                     [LOGO]

                         2800 CORPORATE EXCHANGE DRIVE
                                   SUITE 400
                              COLUMBUS, OHIO 43231
                           TELEPHONE: (614) 523-7000
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                    GENERAL

    This Proxy Statement and the accompanying form of Proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Symix Systems, Inc. ("Symix") to be used at the Annual Meeting of Shareholders of Symix to be held on November 11, 1998 and at any adjournment or adjournments thereof (the "Meeting"). Common shares, without par value, of Symix (the "Shares") represented by properly executed proxies will be voted at the Meeting. Where a choice is specified by the shareholder, the Proxy will be voted in accordance with such choice. Each Proxy executed and returned by a Symix shareholder for use at the Meeting may be revoked at any time insofar as it has not been exercised by timely submission of written notice of revocation or by submission of a duly executed Proxy bearing a later date (in either case, directed to the Secretary of Symix) or by giving notice of revocation at the Meeting.

    This Proxy Statement and the accompanying form of Proxy are being mailed to Symix shareholders on or about October 8, 1998.

    The close of business on September 25, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof (the "Record Date"). On the Record Date, there were outstanding and entitled to be voted 6,507,554 Shares.

    Each shareholder is entitled to one vote for each Share held. Shareholders do not have cumulative voting rights in the election of directors. To be elected, nominees must receive a plurality of the votes cast by the holders of Shares voted at the Meeting. The affirmative vote of a majority of the votes cast at the Meeting is necessary to amend Section 6 of the Symix Systems, Inc. Employee Stock Purchase Plan. The holders of Shares entitling them to exercise a majority of the voting power of Symix will constitute a quorum for the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

                        PRINCIPAL HOLDERS OF SECURITIES

    The following table sets forth the names and addresses of, and the number and percentage of Shares beneficially owned as of the Record Date (except as otherwise noted) by, the only persons known to Symix to beneficially own more than 5% of the outstanding Shares:

                                                              AMOUNT AND NATURE OF  PERCENT OF
NAME AND ADDRESS                                              BENEFICIAL OWNERSHIP     CLASS
------------------------------------------------------------  --------------------  -----------
Lawrence J. Fox
2800 Corporate Exchange Drive
Suite 400
Columbus, Ohio 43231                                                 2,238,598(1)        33.4%

Stephen A. Sasser
2800 Corporate Exchange Drive
Suite 400
Columbus, Ohio 43231                                                   386,000(2)         5.6%

                                                              AMOUNT AND NATURE OF  PERCENT OF
NAME AND ADDRESS                                              BENEFICIAL OWNERSHIP     CLASS
------------------------------------------------------------  --------------------  -----------
Roundwood Capital, L.P.
25800 Science Park Drive #150
Beechwood, Ohio 44122                                                  340,000(3)         5.2%

------------

     (1)  See note 1 and note 2 to next table.

     (2)  See note 1 and note 5 to next table.

     (3) See note 4 to next table. Based on information set forth in a Schedule 13D filed by Roundwood Capital, L.P. and dated September 17, 1996.

    The following table sets forth, as of the Record Date, certain information with respect to the Shares owned beneficially by each director of Symix, each nominee for election as a director of Symix, each executive officer of Symix named in the Summary Compensation Table herein and by all directors and executive officers of Symix as a group:

                                                             AMOUNT AND NATURE OF
                                                                  BENEFICIAL        PERCENT OF
NAME                                                             OWNERSHIP(1)          CLASS
----------------------------------------------------------  ----------------------  -----------
Lawrence J. Fox...........................................          2,238,598(2)         33.4%

John T. Tait..............................................                  0            *

Duke W. Thomas............................................             40,638(3)         *

Larry L. Liebert..........................................             20,000(3)         *

James A. Rutherford.......................................            105,000(4)          1.6%

Stephen A. Sasser.........................................            386,000(5)          5.6%

Lawrence W. DeLeon........................................             69,000(6)          1.1%

Otto Offereins............................................             55,000(7)         *

Stephen A. Yount..........................................             51,000(8)         *

All directors and executive officers as a group (13
  persons)................................................          2,996,986(9)         40.9%

------------

    *   Represents less than 1% of the outstanding Shares.

     (1) Each named beneficial owner has sole voting and investment power with respect to the Shares listed, except as otherwise noted.

     (2) Includes 1,939,824 Shares as to which Mr. Fox has sole voting and investment power; 110,774 Shares as to which Mr. Fox shares voting and investment power with his wife and 188,000 Shares subject to options exercisable within sixty days.

     (3) Includes 20,000 Shares subject to options exercisable within sixty days.

     (4) Includes 20,000 Shares subject to options exercisable within sixty days. Does not include 340,000 Shares held by Roundwood Capital L.P., of which Mr. Rutherford is a limited partner.

     (5) Includes 370,000 Shares subject to options exercisable within sixty days.

     (6) Includes 60,000 Shares subject to options exercisable within sixty days.

     (7) Includes 55,000 Shares subject to options exercisable within sixty days.

     (8) Includes 50,000 Shares subject to options exercisable within sixty days.

     (9) Includes Shares beneficially owned by all directors, executive officers named in the Summary Compensation Table, and executive officers not named in the Summary Compensation Table. Includes 811,250 Shares subject to options exercisable within sixty days.

                             ELECTION OF DIRECTORS

    At the Meeting, the Board of Directors proposes the election of six (6) directors, each to hold office until the 1999 annual meeting of Symix shareholders or until his successor is duly elected and qualified or his earlier resignation, removal from office or death. It is the intention of the persons named as Proxies in the enclosed form of Proxy to vote the Shares they represent for the election as directors of the persons named in the following table unless the Proxy is marked to indicate that such authorization is expressly withheld. In case any person named in the table is unable to serve or unwilling to accept nomination or election (which is not anticipated), the persons named as Proxies in the enclosed Proxy may vote the Shares they represent for one or more substitute nominees as designated by the present Board of Directors. Under Ohio law and Symix's Code of Regulations, the six nominees receiving the greatest number of votes will be elected as directors. Shares as to which the voting authority is withheld will be counted for quorum purposes but will not be counted towards the election of directors, or toward the election of individual nominees specified in the form of Proxy.

               THE BOARD OF DIRECTORS OF SYMIX RECOMMENDS A VOTE
                     IN FAVOR OF EACH NOMINEE LISTED BELOW.

                                                                                                              DIRECTOR OF
NAME                                                AGE                  PRINCIPAL OCCUPATIONS                SYMIX SINCE
----------------------------------------------      ---      ----------------------------------------------  -------------
Lawrence J. Fox...............................          42   Chairman of the Board and Chief Executive              1984
                                                               Officer of Symix

Larry L. Liebert..............................          53   Chairman of the Board and Chief Executive              1993
                                                               Officer of L Corporation

Stephen A. Sasser.............................          49   President and Chief Operating Officer of Symix         1995

John T. Tait..................................          50   Of Counsel, Enz & Sequin                               1985

Duke W. Thomas................................          61   Partner, Vorys, Sater, Seymour and Pease LLP           1988

James A. Rutherford...........................          52   President of Wingset Inc.                              1995

    Mr. Fox founded Symix in 1979 as a sole proprietorship. He has held his present offices since Symix was incorporated in 1984. He also served as Treasurer until 1989.

    Mr. Liebert has been the Chairman and Chief Executive Officer of L Corporation, a parent/holding company for selected businesses in the wholesale, distribution and manufacturing industries, since it was formed in 1990. From 1965 to 1987, Mr. Liebert held various positions at Liebert Corporation, an international manufacturer and distributor of computer support systems products, including President from 1981 to 1987 and Chairman of the Board from 1984 to 1987. In 1987, Liebert Corporation was acquired by and became a subsidiary of Emerson Electric Company, which designs, manufactures and sells a broad range of electrical and electronic products and systems. Mr. Liebert served as an Emerson Group Vice President as well as Chairman of Liebert Corporation until 1990.

    Mr. Sasser joined Symix in July, 1995 as President and Chief Operating Officer. He also is a director of ViaServ, Inc., a provider of system management utility tools, and a director of Endura, Inc., which is engaged in the distribution and order management business. From October, 1994 to June, 1995, Mr. Sasser served as Vice President of International Operations for Trilogy Development Group, a provider of enterprise sales and marketing solutions. From August, 1992 to October 1994, Mr. Sasser was Group Vice President of the Systems Management Division and Pacific Rim Operations of Legent Corporation, a provider of systems management software products and services ("Legent"). From April, 1987 through its acquisition by Legent in 1992, Mr. Sasser served as President of the Data Center Management Division of

Goal Systems International, Inc., which designed, developed, and marketed systems management software products.

    Mr. Tait has served of counsel to the law firm of Enz & Sequin since 1995. From 1990 until 1995, Mr. Tait served as the Managing General Partner of B.P.A. Consultants, an investment partnership in Columbus, Ohio. From 1987 until 1990, he was a partner of F.M.G., a financial consulting firm. Prior thereto, Mr. Tait served as Secretary and Treasurer of the Lowe Group, a financial services holding company.

    Mr. Thomas has been a partner of Vorys, Sater, Seymour and Pease LLP, a law firm based in Columbus, Ohio, for more than five years. Mr. Thomas is also a director of The Ohio Bar Liability Insurance Co.

    Mr. Rutherford founded Wingset Inc., a private investment management corporation, and has served as its President since 1992. Mr. Rutherford also serves as Managing Director of Wingset Investments Ltd., a private management investment corporation. Mr. Rutherford was Chairman of the Board from 1988 to 1991 and Chief Executive Officer from 1988 to 1990 of Goal Systems International, Inc., which designed, developed and marketed systems management software products. Mr. Rutherford is also a director of Ciber, Inc., a provider of information technology consulting services, and a director of Alta Analytics, Inc., which develops and markets data mining business solutions based on advanced data visualization technology.

               COMPENSATION, MEETINGS AND COMMITTEES OF DIRECTORS

    For the fiscal year ended June 30, 1998, the compensation arrangement between Symix and all directors who are not employees of Symix ("Outside Directors") was as follows: $500 for each Board meeting attended; and $1,250 per quarter. For the fiscal year ending June 30, 1999, it is anticipated that the compensation arrangement between Symix and the Outside Directors will remain the same. In addition, from time to time, the Outside Directors receive options to acquire Shares under the Symix Systems, Inc. Stock Option Plan for Outside Directors (the "Directors' Plan"). During the 1998 fiscal year, no options were granted under the Directors' Plan. Employee directors did not in fiscal year 1998, and will not in fiscal year 1999, receive any additional compensation for serving as a director.

    During the last fiscal year, there were seven meetings of Symix's Board of Directors. During such period, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he served.

    The Board of Directors has an Audit Committee consisting of Lawrence J. Fox, John T. Tait and Duke W. Thomas. The Audit Committee met once during the 1998 fiscal year. Its function is to review the adequacy of Symix's system of internal controls and audit reports, to investigate the scope and adequacy of the work of Symix's outside auditors and to recommend to the Board of Directors a firm of accountants to serve as Symix's outside auditors.

    The Board of Directors has a Compensation Committee consisting of Duke W. Thomas, Larry L. Liebert, John T. Tait and James A. Rutherford, who are all of the non-employee members of the Board of Directors. During fiscal 1998, the principal functions of the Compensation Committee included (i) establishing and reviewing the framework for compensation of Symix executive officers, (ii) approving grants under the Symix stock option plans to executive officers and employees, (iii) reviewing and acting on management's recommendations with respect to employee compensation and benefits and (iv) reporting and making recommendations to the Board of Directors as to such matters. During fiscal 1998, the Compensation Committee held one meeting.

    Symix does not have a nominating committee separate from the Board of Directors.

                             EXECUTIVE COMPENSATION

    The following table shows, as to the Chief Executive Officer and the other four most highly compensated executive officers of Symix whose salary plus bonus exceeded $100,000, information concerning compensation paid for services to Symix in all capacities during the fiscal year ended June 30, 1998, as well as the total compensation paid to each such individual for Symix's two previous fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal years).

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                        ANNUAL COMPENSATION               ---------------
                                            --------------------------------------------    SECURITIES
                                                                         OTHER ANNUAL       UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION(S)     YEAR     SALARY ($)    BONUS ($)    COMPENSATION ($)     OPTIONS(1)      COMPENSATION ($)
-------------------------------  ---------  -----------  -----------  ------------------  ---------------  -------------------
Lawrence J. Fox                       1998   $ 275,000      None          $   53,025(2)        None             $  32,750(5)
Chairman and CEO                      1997     275,000      None              48,791(3)        None                33,029(6)
                                      1996     256,661      None              44,972(4)        None                32,165(7)

Stephen A. Sasser                     1998   $ 242,000    $ 173,800(8)        None             None             $   6,504(10)
President and COO                     1997     225,427      174,500          None              None                 5,682(11)
                                      1996     220,000      180,000          None              540,000(9)           1,833(12)

Stephen A. Yount                      1998   $ 155,000    $ 167,510          None               15,000(14)      $  13,932(15)
Vice President of                     1997     150,000       76,271       $   23,122(13)       None                13,840(16)
America's Field Operations

Lawrence W. DeLeon                    1998   $ 144,167    $  99,500          None               15,000(14)      $   5,437(12)
Vice President, CFO                   1997     133,333       91,000          None               20,000(17)          4,950(12)
and Secretary                         1996     105,573       69,360          None               80,000(18)          1,833(12)

Otto Offereins                        1998   $ 138,667    $  92,000          None               10,000(19)      $   4,300(12)
Vice President,                       1997     130,833       69,190          None              None                 3,277(12)
General Manager of APS                1996     102,865       58,060          None               80,000(18)          1,819(12)
and ECC Division

---------------

     (1) Adjusted to reflect the two-for-one stock split effective September 10, 1996.

     (2) Includes reimbursement of $26,222 for estimated taxes relating to compensation received by the named officer during fiscal year 1998, payment for automobile allowance for 12 months during fiscal year 1998, club dues and tax preparation cost.

     (3) Includes reimbursement of $17,052 for estimated taxes relating to compensation received by the named officer during fiscal year 1997, payment for automobile allowance for 11 months during fiscal year 1997 and club dues.

     (4) Includes reimbursement of $13,331 for estimated taxes relating to compensation received by the named officer during fiscal years 1996 and 1995, payment for automobile allowance for 16 months during fiscal years 1996 and 1995 and club dues.

     (5) Includes $28,000 paid for the premiums on split term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $4,750.

     (6) Includes $28,000 paid for the premiums on split term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $5,029.

     (7) Includes $28,000 paid for the premiums on split term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $4,165.

     (8) Includes $15,800 paid for achievement of 105% of performance targets.

     (9) Includes 400,000 Shares covered by an option granted in January, 1996, and 140,000 Shares covered by an option granted in July, 1996, as compensation for services rendered in fiscal year ended June 30, 1996 and the achievement of certain financial performance objectives.

    (10) Includes $2,130 paid for the premiums on term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $4,374.

    (11) Includes $2,130 paid for the premiums on term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $3,552.

    (12) Represents Symix's matching contribution to the 401(k) Profit Sharing Plan for the named officer.

    (13) Includes reimbursement of $8,081 for estimated taxes relating to compensation received by the named officer during fiscal year 1997, payment for relocation and club dues.

    (14) Includes 15,000 Shares covered by an option granted in July, 1998 for services rendered in fiscal year ended June 30, 1998 and the achievement of certain financial performance objectives.

    (15) Includes a reduction of $12,500 to the principal balance outstanding on a loan made by Symix to the named officer, and Symix's matching contribution of $1,432 to the 401(k) Profit Sharing Plan for the named officer.

    (16) Includes a reduction of $12,500 to the principal balance outstanding on a loan made by Symix to the named officer, and Symix's matching contribution of $1,340 to the 401(k) Profit Sharing Plan for the named officer.

    (17) Includes 20,000 Shares covered by an option granted in July, 1997 for services rendered in fiscal year ended June 30, 1997 and the achievement of certain financial performance objectives.

    (18) Includes 20,000 Shares covered by an option granted in July, 1996 for services rendered in fiscal year ended June 30, 1996 and the achievement of certain financial performance objectives.

    (19) Includes 10,000 Shares covered by an option granted in July, 1998 for services rendered in fiscal year ended June 30, 1998 and the achievement of certain financial performance objectives.

EMPLOYMENT AGREEMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    STEPHEN A. SASSER. Symix has an employment agreement dated July 5, 1995 with Stephen A. Sasser, President and Chief Operating Officer of Symix (the "Agreement"). The initial term of the Agreement extends to July 5, 1999. The Agreement, however, provides for automatic renewal for one additional year each July 4 thereafter unless prior notice of non-renewal is given by Symix to Mr. Sasser at least 150 days, or by Mr. Sasser to Symix at least 120 days, before the expiration of the initial term or any extended term. Under the Agreement, Mr. Sasser agrees to serve as President and Chief Operating Officer of Symix. He further agrees to serve as a director of Symix and as an officer and/or director of any of Symix's subsidiaries if elected as such.

    The Agreement was amended by the parties in April, 1997 to provide for an annual base salary of not less than $242,000 and additional compensation pursuant to a bonus plan approved by the Compensation Committee of the Symix Board of Directors (with an annual target bonus opportunity of $174,500 for fiscal 1997 and $158,000 during the remaining term of the Agreement). Mr. Sasser met the target bonus opportunity of $174,500 for fiscal 1997 and the $158,000 target bonus opportunity for fiscal 1998.

    If Mr. Sasser's employment with Symix is terminated as the result of his death or disability (as defined in the Agreement), or by Symix for cause (as defined in the Agreement), then he will be entitled to receive his base salary through the date of termination and bonus compensation as provided for under the Agreement on a pro rata basis to the extent that Symix has achieved certain annual targets and objectives. In the event of termination of Mr. Sasser's employment by Symix other than for cause or disability (in each case, as defined in the Agreement) or by Mr. Sasser within one year after a "change in control" of Symix (as defined in the Agreement), in addition to the prorated base salary and bonus compensation previously described, Mr. Sasser will be entitled to receive an amount equal to his annual base salary, plus an amount equal to the highest bonus earned by him under the terms of the Agreement for any fiscal year prior to the date of termination, and other specified benefits. The Agreement also provides for the grant of two separate options covering 400,000 and 140,000 Shares, respectively, to Mr. Sasser as additional consideration. An option for 400,000 Shares was granted to Mr. Sasser effective in January, 1996. An option for an additional 140,000 Shares was granted to Mr. Sasser in July, 1996 pursuant to the terms of the Agreement.

    Under the Agreement, if any of the compensation or other benefits paid to Mr. Sasser upon termination of his employment by Symix without cause, or upon termination of his employment by Mr. Sasser within a year after a change in control of Symix, result in additional tax to him under Section 4999 of the Internal Revenue Code, then Symix is required to make an additional payment to him so as to provide Mr. Sasser with the benefits he would have received in the absence of such tax.

    The Agreement also requires Symix to maintain a policy of insurance on Mr. Sasser's life in the amount of $1 million, the proceeds of which policy to be payable upon his death to beneficiaries designated by Mr. Sasser or to his estate if no such designation is made.

    LAWRENCE W. DELEON. Symix has agreed to give at least six months prior notice of termination to Lawrence W. DeLeon, Vice President, Chief Financial Officer and Secretary of Symix, in the event his termination of employment occurs within a year after a change in control of Symix and, during such one-year period, Mr. DeLeon does not retain positions with Symix which are the same or comparable to those held by him prior to such change in control.

    MISCELLANEOUS. In addition, awards of stock options to Symix employees, including the named executive officers, generally will vest upon a change in control of Symix (as defined in Symix's employee stock option agreements).

CERTAIN TRANSACTION.

    Pursuant to an offer letter dated May 6, 1996, Symix made a loan of $100,000 (the "Loan") to Stephen A. Yount, Vice President of America's Field Operations at Symix, in February, 1997. Interest is payable on the Loan at the rate of 5% per annum. The Loan is secured by a second mortgage in favor of Symix on real property located in Franklin County, Ohio. The Loan is required to be paid in full no later than October 1, 2000, provided that, the principal amount of the Loan will be reduced cumulatively by increments of $12,500 on June 30 of each fiscal year from 1997 to 2000 for which Mr. Yount meets or exceeds 75% of the annual sales quota for new license revenue for Symix products assigned to him for such fiscal year. The principal amount of the Loan will be reduced to $50,000 immediately in the event Mr. Yount's employment with Symix and its subsidiaries is terminated by Symix and such subsidiaries. Mr. Yount exceeded 75% of his annual sales quota for new license revenue for fiscal years 1997 and 1998, respectively.

STOCK OPTION GRANTS AND EXERCISES.

    The following table sets forth certain information with respect to stock options awarded during fiscal year 1998 to executive officers named in the Summary Compensation Table. These option grants are also reflected in the Summary Compensation Table. In accordance with Securities and Exchange Commission ("Commission") rules, the hypothetical realizable values for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Commission and are for illustration purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and Symix's future performance and prospects.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                                            INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                        ---------------------------------------------------------    ANNUAL RATES OF
                                          NUMBER OF                                                    STOCK PRICE
                                         SECURITIES      % OF TOTAL                                  APPRECIATION FOR
                                         UNDERLYING    OPTIONS GRANTED    EXERCISE                     OPTION TERM
                                           OPTIONS     TO EMPLOYEES IN   PRICE ($/    EXPIRATION   --------------------
NAME                                     GRANTED (#)     FISCAL YEAR     SHARE)(1)       DATE        5%($)     10%($)
--------------------------------------  -------------  ---------------  ------------  -----------  ---------  ---------
Lawrence J. Fox.......................          -0-          N/A            N/A           N/A         N/A        N/A
Stephen A. Sasser.....................          -0-          N/A            N/A           N/A         N/A        N/A
Stephen A. Yount......................          -0-(2)       N/A            N/A           N/A         N/A        N/A
Lawrence W. DeLeon....................       20,000(2)          7.8%     $  13.9375      7/28/07   $ 175,304  $ 444,256
Otto Offereins........................          -0-(3)       N/A            N/A           N/A         N/A        N/A

---------------

     (1)  Represents the market price of the Shares on the date of grant.

     (2) Does not include 15,000 Shares covered by an option granted in July, 1998 for services rendered in fiscal year ended June 30, 1998 and the achievement of certain financial performance objectives. The option expires on July 6, 2008 and has an exercise price of $20.50 per Share. The option vests 25% per year, on July 6 of each year, beginning July 6, 1999.

     (3) Does not include 10,000 Shares covered by an option granted in July, 1998 for services rendered in fiscal year ended June 30, 1998 and the achievement of certain financial performance objectives. The option expires on July 6, 2008 and has an exercise price of $20.50 per Share. The option vests 25% per year, on July 6 of each year, beginning July 6, 1999.

    Options granted to Symix executive officers vest and become exercisable in increments of 25% on each anniversary of the grant date, provided the executive officer continues in the employ of Symix, and provided further that, upon the occurrence of certain change in control events (defined in the Symix stock option agreements) all such options will become fully vested.

    The following table shows the number of all vested (exercisable) and unvested (not yet exercisable) stock options held by each executive officer named in the Summary Compensation Table at the end of fiscal year 1998, and the value of all such options that were "in the money" (i.e. the market price of the Shares covered by the options was greater than the exercise price of the options) at the end of fiscal year 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                            NUMBER OF SHARES              VALUE OF
                                                                         UNDERLYING UNEXERCISED     UNEXERCISED IN-THE-
                                             SHARES                            OPTIONS AT          MONEY OPTIONS HELD AT
                                            ACQUIRED          VALUE        FISCAL YEAR END (#)      FISCAL YEAR END ($)
                                           ON EXERCISE      REALIZED     -----------------------  ------------------------
NAME                                           (#)             ($)       EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------------  ---------------  -------------  -----------------------  ------------------------
Lawrence J. Fox........................           -0-             -0-            168,000/20,000      $2,640,000/$300,000

Stephen A. Sasser......................           -0-             -0-            235,000/305,000     $3,818,450/$4,730,550

Stephen A. Yount.......................           -0-             -0-             50,000/50,000        $670,250/$670,250

Lawrence W. DeLeon.....................           -0-             -0-             35,000/65,000        $522,650/$786,700

Otto Offereins.........................           -0-             -0-             35,000/45,000        $522,650/$652,950

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Symix Compensation Committee consisted during fiscal 1998 of Messrs. Tait, Liebert, Rutherford and Thomas, who are all of the non-employee members of the Symix Board of Directors. Mr. Thomas is a partner of the law firm of Vorys, Sater, Seymour and Pease LLP. Symix used during fiscal 1998, and anticipates that it will continue to use, the services of such firm.

    IN ACCORDANCE WITH RULES PROMULGATED BY THE COMMISSION, THE INFORMATION INCLUDED UNDER THE CAPTIONS "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION" AND "PERFORMANCE GRAPH" WILL NOT BE DEEMED TO BE FILED OR TO BE PROXY SOLICITING MATERIAL OR INCORPORATED BY REFERENCE IN ANY PRIOR OR FUTURE FILINGS BY SYMIX UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The compensation of Symix's executive officers generally is determined by the Compensation Committee of the Symix Board of Directors ("Compensation Committee"). It also approves, by direct action or through delegation, participation in, and awards and grants under, the Symix employee stock option plans and stock purchase plan. Each member of the Compensation Committee is a director who is not an employee of Symix or any of its subsidiaries and is not eligible to participate in any of the employee benefit plans that the Compensation Committee administers. The Compensation Committee met one time in fiscal year 1998. The following report with respect to certain compensation paid or awarded to Symix's executive officers during fiscal year 1998 is furnished by the directors who comprised the Symix Compensation Committee.

GENERAL POLICIES

    Symix's compensation programs are intended to enable Symix to attract, motivate, reward, and retain the management talent required to achieve its corporate objectives in a rapidly changing industry, and thereby increase shareholder value. It is Symix's policy to provide incentives to its senior management to achieve these objectives and to reward exceptional performance and contributions to the development of Symix's business. To attain these objectives, Symix's executive compensation program includes a base salary, coupled with a bonus incentive component which is based on the performance of Symix described below, and various other benefits including medical and 401(k) plan contributions generally available to all employees of Symix. Significant emphasis is given to the variable components of total compensation in order to reinforce the relationship between financial reward and the achievement of management objectives.

    The Compensation Committee annually establishes the base salaries which will be paid to Symix's executive officers during the year. In setting base salaries, the Compensation Committee takes into account certain factors, such as current compensation, financial performance of Symix and qualitative factors bearing on an individual's experience, responsibilities, management, leadership abilities and job performance.

    During the last fiscal year, the executive officers and other management employees of Symix ("Participants") participated in a compensation plan based upon the performance of Symix (the "Bonus Plan"). Performance targets were established by the Compensation Committee for executive officers and by the executive officers for all other Participants. Total targeted compensation was determined based on average compensation levels for the industry. Generally, a Participant earned a base salary plus an annual bonus based upon the performance of Symix as reflected by Symix's operating revenues and earnings per share for the year in relation to its financial plan for the year (the "Annual Bonus"). The earnings per share for the year was required to be at least ninety percent (90%) of the targeted earnings per share before any Annual Bonus is paid. The Annual Bonus was paid after the release of earnings for the fiscal year. Some executive officers also were eligible for a quarterly bonus based on achieving quarterly revenue and profit targets and/or achieving predefined objectives approved by the Compensation Committee. The quarterly bonuses were paid within sixty (60) days following the quarter.

    Many of Symix's employees, including its executive officers, also are eligible to be granted stock options periodically in order to more directly align their interests with the long-term financial interests of Symix's shareholders. The Compensation Committee believes that the grant of stock options is an effective means of linking the compensation of executive officers to increases in shareholder wealth as is reflected in the market price of Shares.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation Committee analyzes and considers the same factors in determining the base salary of Symix's Chief Executive Officer as it does for the other Symix executive officers, including historical compensation and scope of responsibilities. Mr. Fox's base salary did not increase in fiscal year 1998 over fiscal year 1997. Mr. Fox did not receive any performance based incentive cash compensation during the last fiscal year.

                       THE COMPENSATION COMMITTEE:

                           James A. Rutherford
                           John T. Tait
                           Duke W. Thomas
                           Larry L. Liebert

                               PERFORMANCE GRAPH

    The following graph sets forth a comparison of the cumulative total returns on (i) the Shares, (ii) the Nasdaq Stock Market Index and (iii) the Nasdaq Computer and Data Processing Stock Market Index for the five year period ended June 30, 1998.

    Information reflected on the performance graph assumes an investment of $100 on June 30, 1993 in each of the Shares, the Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Stock Market Index. Cumulative total return assumes reinvestment of dividends. Symix is not among the companies included in the Nasdaq Computer and Data Processing Stock Market Index. Symix has not identified any published industry index of stock performance which includes Symix or software companies comparable to it. The stock price performance shown on the graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           SYMIX SYSTEMS, INC.   NASDAQ STOCK MKT (US)    NASDAQ COMPUTER & DATA
Return
6/30/93                   $100                     $100                       $100
6/30/94                   $132                     $101                       $100
6/30/95                   $103                     $135                       $164
6/30/96                   $203                     $173                       $217
6/30/97                   $297                     $210                       $274
6/30/98                   $532                     $278                       $415

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Symix executive officers and directors, and persons who beneficially own more than 10% of the outstanding Shares, to file initial reports of ownership and reports of changes in ownership of their equity securities of Symix with the Commission and the National Association of Securities Dealers, Inc. Symix executive officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish Symix with copies of all Section 16(a) forms filed by them. Other than as described in the following paragraph, and based solely on a review of the copies of such forms furnished to Symix and written representations from Symix's executive officers and directors, Symix believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with for fiscal 1998.

    Stephen A. Yount purchased 300 Shares on February 2, 1998, in a transaction that should have been reported on a Form 4 by March 10, 1998. Mr. Yount reported the purchase of such Shares on a Form 4 on April 9, 1998. Robert D. Williams exercised stock options for 5,000 Shares on each of May 12, 1998 and May 21, 1998. Mr. Williams subsequently sold those Shares in transactions that took place on May 18, 1998 (sale of 5,000 Shares), May 22, 1998 (sale of 2,000 Shares) and May 29, 1998 (sale of 3,000 Shares). These transactions should have been reported on a Form 4 by June 10, 1998. Mr. Williams reported these transactions on a Form 5 on August 14, 1998. Lawrence W. DeLeon was granted a stock option for 20,000 Shares in July, 1997. The acquisition of the stock option should have been reported on a Form 5 by August 14, 1998. Mr. DeLeon reported the acquisition of the stock option on October 2, 1998.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the Meeting, six (6) directors will be elected to hold office, each until the 1999 annual meeting of Symix shareholders and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death. The persons named as Proxies in the enclosed form of Proxy intend to vote the Shares represented thereby for the election of the nominees named therein, unless the Proxy is marked to indicate that such authorization is expressly withheld.

    VOTE REQUIRED The holder of each Share entitled to be voted at the Meeting is entitled to one vote per Share on all matters, including the election of directors. The six nominees receiving the largest number of votes will be elected as directors of Symix. Shares as to which the authority to vote is withheld and broker non-votes are not counted toward the election of directors or toward election of the individual nominees specified in the Proxy.

                                   PROPOSAL 2
                SYMIX SYSTEMS INC. EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

    The Symix Systems, Inc. Employee Stock Purchase Plan (the "Plan") was approved by the Board of Directors of Symix on February 16, 1996 and by the shareholders of Symix on July 8, 1996. The Plan provides for the purchase of Shares by eligible employees of Symix and/or its subsidiaries through payroll deductions.

    Section 6 of the Plan, as originally adopted, excludes from participation in the Plan all "highly compensated employees". "Highly compensated employees" include those employees of Symix or a subsidiary of Symix that (i) have a base salary in excess of $100,000 (United States) per year or (ii) own greater than 5% of the total combined voting power or value of all classes of shares of Symix or a subsidiary of Symix.

    The Board of Directors has determined that it would be in the best interests of Symix to amend Section 6 of the Plan by eliminating the exclusion of employees with a base salary in excess of $100,000 (United States) per year, thereby making such employees eligible to participate in the Plan. The Plan would continue to exclude from participation in the Plan those employees owning greater than 5% of the total combined voting power or value of all classes of Shares of Symix or a subsidiary of Symix. As proposed, Section 6 of the Plan would be amended to read as set forth in Appendix B.

    The principle features of the Plan are discussed below. A copy of the Plan as currently in effect is included as Appendix A to this Proxy Statement. A copy of the proposed amendment to Section 6 of the Plan is included as Appendix B to this Proxy Statement.

SUMMARY OF THE PLAN

    PURPOSE OF THE PLAN. The purpose of the Plan is to provide eligible employees of Symix and/or its subsidiaries with an opportunity to acquire an equity interest in Symix through the purchase of Shares, and thus develop an incentive to remain with Symix and/or its subsidiaries, and to provide a means for employees to share in the future success of Symix. The proceeds from the Plan provide additional capital for Symix and are used for general corporate purposes. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the options issued pursuant to the Plan are intended to constitute options issued pursuant to an "employee stock purchase plan" within the meaning of
Section 423 of the Code.

    The Plan is administered by the Compensation Committee. The Plan is conducted in separate offerings not to exceed one year each. Subject to termination of the Plan, the Compensation Committee determines the date on which each offering under the Plan will commence. A total of 200,000 shares (subject to adjustment due to stock dividends, recapitalization, merger, consolidation, split-up, combination or similar events) have been reserved for issuance under the Plan.

    The first offering under the Plan commenced on March 1, 1996 and ended on December 31, 1996. Upon completion of the first offering, a total of 27,078 Shares had been purchased under the Plan by a total of 72 employees participating in the Plan.

    The second offering under the Plan commenced on January 2, 1997 and ended on December 31, 1997. Upon completion of the second offering, a total of 36,280 Shares had been purchased under the Plan by a total of 113 employees participating in the Plan.

    A third offering under the Plan commenced on January 2, 1998 and will end on December 31, 1998. All Shares reserved for issuance under the Plan (but not purchased during the prior offerings) are available for purchase during the current offering.

    ELIGIBILITY. Participation in the Plan is completely voluntary. Any employee of Symix and/or a subsidiary of Symix who is employed by Symix and/or such subsidiary on the effective date of an offering under the Plan, and who is or will be customarily employed by Symix and/or a subsidiary of Symix for more than twenty (20) hours per week and for more than five (5) months per year, may participate in offerings under the Plan. However, "highly compensated employees" and all directors and officers of Symix are not eligible to participate in offerings under the Plan.

    Under the Plan, "highly compensated employees" currently include those employees of Symix (or a subsidiary of Symix) who have (i) a base salary in excess of $100,000 (United States) per year or (ii) who individually own greater than 5% of the total combined voting power or value of all classes of shares of Symix or a subsidiary of Symix. In addition, an employee who has combined rights to purchase Shares under employee stock purchase plans of Symix and/or its subsidiaries which accrue at a rate exceeding $25,000 of fair market value of Shares per year is not eligible to participate in an offering under the Plan during each calendar year in which such combined rights exist. Symix estimates that approximately 650 employees of Symix and/or its subsidiaries presently are eligible to participate in offerings under the Plan.

    PAYROLL DEDUCTIONS. If an employee elects to participate in an offering under the Plan, deductions are taken from the employee's salary or wages (excluding commissions) during the offering period in amounts authorized by the employee. The amount deducted from the employee's salary or wages (excluding commissions) must be in whole dollars or percentages, must be at least $20.00 per month and must be less than or equal to 10% of the employee's base salary or wages (excluding commissions). Payroll deductions for an employee are deposited in a cash account maintained for the employee (the "Cash Account") by the custodian for the Plan.

    GRANT OF OPTIONS AND PURCHASE PRICE. Options to purchase Shares are granted to participants who elect to participate in an offering. Such options are exercisable on the last business day of the offering (the "Option Date"). The total number of Shares subject to options on each Option Date may not exceed the number of Shares authorized for issuance during the applicable offering. Options granted for each offering terminate following the close of business on the Option Date for the offering to the extent such Options are not exercised on the Option Date.

    The purchase price for a Share under each offering is determined by the Compensation Committee prior to the first business day of the month designated as the start of an offering (the "Effective Date") and is stated as a percentage of the fair market value of the Shares on either the Option Date or the Effective Date, whichever is the lesser, but the purchase price may not be less than the lesser of ninety percent (90%) of the per Share fair market value of the Shares as of the Effective Date for the offering or ninety percent (90%) of the per Share fair market value of the Shares as of the Option Date for the offering.

    The per Share fair market value of a Share on any date will be the per Share closing price of the Shares on Nasdaq on such date or, if no such sales of Shares are made on such date, on the next preceding date on which sales of Shares were made on Nasdaq. As of the Record Date, the closing price for Shares as reported on the Nasdaq was $18.00 per Share.

    EXERCISE OF OPTIONS. An option to purchase Shares under the Plan is exercisable on its Option Date. Each participant in the Plan automatically and without any act on his part is deemed to have exercised his option on the Option Date to the extent that the amount in his Cash Account on the Option Date is sufficient to purchase whole Shares. Fractional Shares are not issuable under the Plan. Any remaining amount credited to a participant's Cash Account which is not sufficient to purchase a whole Share remains in the participant's Cash Account for use in the next offering unless withdrawn by the participant. If the aggregate Cash Account balances of all participants on any Option Date exceeds the amount required to purchase all of the Shares subject to options on the Option Date ("Option Shares"), then the Option Shares are allocated pro rata among the participants in the proportion that the number of Option Shares bears to the number of Shares that could have been purchased with such aggregate amount if an unlimited number of Shares were available for purchase. Any excess balances in the Cash Accounts remains in the Cash Accounts for use in the next offering unless withdrawn by the participants.

    A separate Share account for each participant is maintained by the custodian for the Plan and is credited with the number of Shares purchased by the participant on each Option Date, subject to the right of withdrawal of the Shares by the participant. Advest Bank is the custodian for the Plan.

    TRANSFERABILITY OF OPTIONS. A participant may not assign, transfer, pledge or otherwise dispose of any payroll deductions credited to his Cash Account or any of his rights with regard to the exercise of an option or to receive Shares under the Plan (except by will or pursuant to the laws of inheritance). Options are exercisable during the participant's lifetime only by the participant. Any attempt by a participant to assign, transfer, pledge or otherwise dispose of his interest under the Plan will be null, void and of no effect.

    DURATION AND AMENDMENT OF THE PLAN.  The Plan will remain in effect until
(i) the purchase by participants of all of the Shares subject to the Plan; or
(ii) termination of the Plan by the Board of Directors of Symix, whichever occurs first. Termination of the Plan will not affect options previously granted under the Plan.

    The Compensation Committee may at any time make changes in or additions to the Plan as the Compensation Committee deems advisable. However, except as otherwise provided in the Plan or under applicable law, and except with respect to changes or additions in order to make the Plan comply with Section 423 of the Code, the Compensation Committee may not make any changes or additions which would adversely affect options previously granted under the Plan and may not, without approval of the shareholders of Symix, make any changes or additions which would (a) increase the aggregate number of Shares subject to the plan or which may be subscribed to by an employee, (b) decrease the minimum purchase price for a Share, or (c) change any of the provisions of the Plan relating the eligibility for participation in offerings.

    ADMINISTRATION OF THE PLAN. The Plan is administrated by the Compensation Committee, which is appointed by the Board of Directors and which must consist of not less than three (3) members of the Board of Directors. Each member of the Compensation Committee must be an outside director of Symix and is not eligible to participate in the Plan.

    Subject to the provisions of the Plan and such instructions and limitations as may be established by the Board, the Compensation Committee is vested with the authority to make, administer, interpret and rescind such rules and regulations as it deems necessary to administer the Plan. Among other things, the Compensation Committee determines the time and terms of offerings under the Plan. Any determination, decision or action of the Compensation Committee in connection with the construction, interpretation, administration or application of the Plan is final, binding and conclusive upon all participants and any and all persons claiming under or through any participant. The Compensation Committee may delegate any portion of its authority to administer the Plan on a day-to-day basis to such officers of Symix as it deems appropriate, except with respect to discretionary decisions regarding participation in the Plan by any executive officers or other persons subject to Section 16 of the Securities Exchange Act of 1934. Except as otherwise provided herein, all costs of administration of the Plan are borne by Symix.

    PRIOR AMENDMENTS TO THE PLAN. On April 24, 1996, the Compensation Committee approved certain amendments to Sections 7, 10 and 14 of the Plan which permit the payment of accrued interest, if any, on a participating employee's Cash Account upon (i) withdrawal from an Offering by a participating employee, (ii) the closing of a Cash Account by a participating employee who chooses not to participate in a subsequent Offering or (iii) refund of the proceeds in a participating employee's Cash Account in the event of termination of employment of the participating employee. In June, 1997, the Compensation Committee appointed Advest Bank to succeed Society National Bank as custodian for the Plan. The Plan, as amended by the Compensation Committee on April 24, 1996, is included as Appendix A to this Proxy Statement.

    VOTE REQUIRED. The holder of each Share entitled to be voted at the Meeting is entitled to one vote per Share on all matters, including the amendment of
Section 6 of the Plan. The affirmative vote of the holders of not less than a majority of the Shares entitled to be voted at the Meeting, present in person or represented by Proxy, is required to approve the proposed amendment to the Plan. For purposes of determining whether such a majority has been obtained, abstentions mathematically will have the same effect as votes cast against the proposal. Broker non-votes will have no effect in determining whether such a majority has been obtained.

                       SELECTION OF INDEPENDENT AUDITORS

    Ernst & Young LLP has been selected to audit the books and accounts of Symix and its subsidiaries for the current fiscal year. Ernst & Young LLP has audited the books and accounts of Symix and its subsidiaries since 1984. Ernst & Young LLP has advised that neither the firm nor any of its partners has any direct or indirect financial interest in Symix or any of its subsidiaries. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

    The 1998 Symix Annual Report, which includes financial statements and information concerning Symix's operations during the 1998 fiscal year, accompanies this Proxy Statement.

    SYMIX WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON SOLICITED (UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON), AN ADDITIONAL COPY OF SYMIX'S ANNUAL REPORT ON FORM 10-K FOR ITS 1998 FISCAL YEAR, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE COMMISSION. SUCH REQUEST SHOULD BE ADDRESSED TO LAWRENCE W. DELEON, SECRETARY, SYMIX SYSTEMS, INC., 2800 CORPORATE EXCHANGE DRIVE, SUITE 400, COLUMBUS, OHIO 43231,
(614) 523-7000.

                                 OTHER MATTERS

    Pursuant to applicable rules of the Commission, the enclosed form of Proxy may confer discretionary voting authority with respect to any other matter raised at the Annual Meeting, if Symix did not receive notice of such matter by August 19, 1998. Symix has not received notice of any other matters to be brought before the Annual Meeting. Accordingly, the persons named as Proxies in the enclosed form of Proxy intend to vote the Shares represented thereby in their discretion, as the Board of Directors may recommend, on any other matter properly raised at the Annual Meeting.

    The enclosed Proxy is being solicited by the Board of Directors of Symix, and Symix will bear the cost of solicitation of Proxies. In addition to the use of the mails, Proxies may be solicited by officers, directors and regular employees of Symix, personally, by telephone, by telegraph or other communication methods. No solicitation will be made by specially engaged employees or other paid professional Proxy solicitors. Fifth Third Bank, the share transfer agent for Symix, may conduct Proxy solicitations on behalf of Symix and receive reimbursement for reasonable out-of-pocket expenses.

SHAREHOLDER PROPOSALS

    Any qualified shareholder of Symix who intends to submit a proposal to Symix shareholders at the 1999 Annual Meeting of Shareholders (the "1999 Annual Meeting") must submit such proposal to Symix not later than June 10, 1999 to be considered for inclusion in Symix' Proxy Statement and form of Proxy (the "Proxy Materials") relating to that meeting. If a shareholder intends to present a proposal at the 1999 Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in Symix's Proxy Materials, such proposal must be received by Symix prior to August 24, 1999 or Symix's management proxies for the 1999 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in Symix's Proxy Materials.

                                          By Order of the Board of Directors

                                                [SIGNATURE]

                                          LAWRENCE W. DELEON,

                                          SECRETARY

Dated: October 8, 1998

                                                                      APPENDIX A

                              SYMIX SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

    1. PURPOSE OF THE PLAN. The purpose of the Symix Systems, Inc. Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of Symix Systems, Inc. (the "Company") and/or its subsidiaries with an opportunity to acquire an equity interest in the Company through the purchase of common shares of the Company ("Common Shares"), and thus develop an incentive to remain with the Company and/or its subsidiaries, and to provide a means for employees to share in the future success of the Company. The proceeds from the Plan will provide additional capital for the Company, which will be used for general corporate purposes. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan is to be construed accordingly.

    2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") consisting of not less than three members who shall be appointed by, and shall serve at the pleasure of, the Board of Directors of the Company. Each member of the Committee must be an outside director of the Company and shall not be eligible to participate in the Plan. Subject to express provisions of the Plan and to such instructions and limitations as the Board of Directors of the Company may establish from time to time, the Committee shall have the authority to prescribe, amend and rescind rules and regulations relating to the Plan. The Committee may interpret the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan to the extent necessary for the effective operation of the plan. Any determination, decision or action taken by the Committee on the matters referred to in this paragraph shall be conclusive.

    The Committee may delegate any portion of its authority to administer the Plan on a day-to-day basis to such officers of the Company as it may deem appropriate; provided that any discretionary decisions with respect to participation in the Plan by any executive officers or other persons subject to
Section 16 of the Securities Exchange Act may be made only by the Committee.

    3. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on March 1, 1996.

    4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Paragraph 17 herein, not more than 100,000 Common Shares of the Company shall be offered under the Plan. The Common Shares subject to the Plan may be authorized and unissued Common Shares or previously issued Common Shares acquired by the Company and held as treasury shares.

    5. OFFERINGS UNDER THE PLAN. After the Plan has become effective, one or more "Offerings", as determined by the Committee, may be made to eligible employees to purchase Common Shares subject to the Plan. The Offerings may be consecutive or concurrent as determined by the Committee. With respect to each Offering, the Committee shall specify an Offering Period and the maximum number of Common Shares that may be purchased under the Offering. The Offering Period shall not exceed twelve (12) months. Common Shares not sold under one Offering may be offered again in any subsequent Offering.

    The first business day of the month designated by the Committee as the start of the Offering Period applicable to an Offering shall be the "Effective Date" of such Offering under the Plan.

    6. ELIGIBILITY. Subject to the terms of this Plan, any employee of the Company (and any employee of any subsidiary of the Company which from time to time may be designated by the Committee for inclusion in an Offering under the Plan under Paragraph 20 hereof) who is employed by the Company at the Effective Date of an Offering, and who is or will be customarily employed for more than twenty (20) hours per week and for more than five (5) months per year, may participate in Offerings under the Plan, with the exception that all highly compensated employees and all directors and officers of the Company are not eligible to participate in the Offerings under the Plan. For purposes of the Plan, "highly compensated employees" are those employees of the Company or a subsidiary of the Company that have a base salary in excess of $100,000 (U.S.) per year or own greater than 5% of the total combined voting power or value of all classes of shares of the Company or a subsidiary of the Company.

    Nothing contained herein and no rules and regulations prescribed by the Committee shall permit or deny participation in any Offering contrary to the requirements of the Code (including, without limitation, Sections 423(b)(3), 423(b)(4) and 423(b)(8) thereof).

    Nothing contained herein and no rules and regulations prescribed by the Committee shall permit any employee to be granted an Option under the Plan:

    (a) If, immediately after such Option is granted, such employee would own, and/or hold outstanding options or rights to purchase, shares of the Company or of any subsidiary of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or such subsidiary; or

    (b) Which permits an employee's rights to purchase Common Shares under all employee stock purchase plans of the Company and of its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000.00) of fair market value of Common Shares (determined as of the date such right is granted) for each calendar year in which such right is outstanding at any time.

For the purpose of clause 6(a) above, the provisions of Section 424(d) of the Code shall apply in determining the stock ownership of each employee. For the purpose of Clause (b) above, the provisions of Section 423(b)(8) of the Code shall apply in determining whether an employee's Options and other rights are permitted to accrue at a rate in excess of the permitted rate.

    7. PARTICIPATION IN OFFERINGS. Except as may be otherwise provided for herein, each employee who is eligible for and elects to participate in an Offering shall be granted Options for as many full Common Shares as he may elect to purchase during that Offering, to be paid by payroll deductions during such period; provided, however, that the amount elected must be in whole dollars or percentages, the minimum deductions of an employee shall not be at a rate less than Twenty Dollars ($20.00) per month and the maximum deductions shall not be at a rate exceeding ten percent (10%) of the base salary of an employee. Subject to this Paragraph 7, all such eligible employees shall be granted the same rights and privileges under each such Offering.

    The "Annual Enrollment Date" for any Offering shall be the Effective Date. In order to participate in the Offering an eligible employee must enroll by completing and forwarding (i) an "Enrollment/Change Form" to the Committee at least twenty (20) days prior to the Annual Enrollment Date and (ii) an "Authorization for Payroll Deductions" form to the appropriate payroll location at least twenty (20) days prior to the Annual Enrollment Date for the Offering; provided, however, that an eligible employee hired during the twenty (20) day period prior to the Annual Enrollment Date may participate in the Plan by filing an Enrollment/Change Form and Authorization for Payroll Deductions form on or before such Annual Enrollment Date. Notwithstanding any provision contained herein, for the initial Annual Enrollment Date for the Plan, the Enrollment/Change Form and the Authorization for Payroll Deductions form must be completed and forwarded prior to March 9, 1996, unless extended by the officers of the Company. The Authorization for Payroll Deductions form will authorize a regular payroll deduction from that employee's compensation during the Offering Period applicable to that Offering, commencing with the Annual Enrollment Date following timely receipt of such authorization. Payroll deductions may not be retroactive.

    The amounts withheld through such payroll deductions shall be credited to each Participant's cash account (the "Cash Account"). The withholdings for each calendar month from compensation of a Participant shall be made on a date or dates specified by the Company (the "payroll deduction date(s)"). Such amounts will be delivered to a custodian for the Plan selected by the Company (the "Custodian") and held pending the purchase of Common Shares as described in Paragraph 10 hereof.

    Subject to the other limitations of this Paragraph 7, a Participant may, by written notice to the Company at least twenty (20) days prior to any payroll deduction date, increase or decrease the amount of his payroll deduction as of such payroll deduction date; provided, however, that a Participant's payroll deduction may be changed only twice during any Offering.

    Notwithstanding the foregoing, a Participant may by written notice to the Company at least twenty (20) days prior to any payroll deduction date discontinue payroll deductions as of such payroll deduction date. Payroll deductions may not thereafter be resumed until the next Annual Enrollment Date.

    A Participant may withdraw from the Offering entirely at any time prior to the Option Date (as defined in Paragraph 8) for the Offering by delivering a "Withdrawal Notice" to the Company. If such notice is received by the Company at least twenty (20) business days prior to the Option Date, the Participant's Cash Account balance will not be used to purchase Common Shares on the Option Date. Instead, the Cash Account balance will be refunded to the Participant. The Participant will not be eligible to re-enroll in that Offering, but may resume participation on the Annual Enrollment Date for the next Offering. In addition, the Committee may impose such other restrictions on the right to withdraw from Offerings as it may deem appropriate.

    8. GRANT OF OPTIONS. Options to purchase Common Shares shall be granted to Participants who elect to participate in an Offering. Such Options may be exercised on the last business day of the Offering (each such last business day is referred to herein as an "Option Date"). The number of Common Shares subject to Options on each Option Date shall not exceed the number of shares authorized for issuance during the applicable Offering. Options granted for each Offering shall terminate following the close of business on the Option Date for the Offering to the extent such Options are not exercised on such Option Date.

    9. INTEREST ON CASH ACCOUNTS. The payroll deductions and other funds held in Participants' Cash Accounts shall bear interest at a rate as may be agreed upon by the Company and the Custodian.

    10. PURCHASE PRICE AND EXERCISE OF OPTIONS. The purchase price for a Common Share under each Offering shall be determined by the Committee prior to the Effective Date of each Offering and shall be stated as a percentage of the fair market value of a Common Share on either the Option Date or the Effective Date, whichever is the lesser, but the purchase price shall not be less than the lesser of ninety percent (90%) of the per share fair market value of the Common Shares as of the Effective Date for the Offering or ninety percent (90%) of the per share fair market value of the Common Shares as of the Option Date for the Offering.

    The fair market value of a Common Share on any date shall be the closing price per share of the Common Shares on the NASDAQ National Market System or on any national stock exchange on such date or, if no such sales of Common Shares are made on such date, on the next preceding date on which sales of Common Shares were made on NASDAQ or on any national stock exchange.

    Each Option shall be exercised on the Option Date with respect to such Option. Each Participant automatically and without any act on his part will be deemed to have exercised an Option on each Option Date to the extent that the amount in his Cash Account on such Option Date is sufficient to purchase whole Common Shares on the Option Date. Fractional Common Shares will not be issued under the Plan. Any remaining amount credited to a Participant's Cash Account which is not sufficient to purchase a whole Common Share shall remain in such Participant's Cash Account for use in the next Offering unless withdrawn by the Participant.

    The Company shall deliver to the Custodian as soon as practicable after each Option Date a certificate for the total number of whole Common Shares purchased by all Participants on such Option Date. If the aggregate Cash Account balances of all Participants on any Option Date exceeds the amount required to purchase all of the Common Shares subject to Options on that Option Date, then the Option Shares (as defined in Paragraph 18 hereof), shall be allocated as provided in Paragraph 18 hereof.

    The Custodian shall establish and maintain a separate share account for each Participant (a "Share Account"), which shall be credited with the number of whole Common Shares purchased on each Option Date by each Participant. A Participant may withdraw the Common Shares credited to his Share Account on a first-in-first-out basis by written notice to the Custodian at least twenty (20) days prior to an Annual Enrollment Date. A Participant may withdraw all or a portion of the Common Shares which were credited to his Share Account on or prior to the Option Date immediately preceding such Annual Enrollment Date. A Participant will be charged a fee by the Custodian for each such withdrawal. The amount of such fee shall be as agreed from time to time by the Custodian and the Company. The initial fee shall be $5.00 per withdrawal. The Custodian shall deliver to such Participant a share certificate issued in his name for the number of whole Common Shares he wishes to withdraw from his Share Account. At least annually, there shall be delivered to each Participant a statement of his Share Account showing the number of Common Shares purchased during the preceding twelve months (or lesser period of existence of the Offering), the Option prices paid for the Common Shares, the dates of purchase of the Common Shares, and the amount to be included in the ordinary income of the Participant at such time as the Common Shares are sold, as prescribed by Section 423(c) of the Code.

    Society National Bank, N.A. shall be the initial Custodian. The Company may remove any Custodian, and any Custodian may resign, upon 60 days' notice in writing to the other party, as the case may be. Any successor Custodian shall be appointed by the Company. The Company shall pay all fees and costs of the Custodian as agreed between the Company and the Custodian from time to time, except for the withdrawal fees payable by Participants as described above.

    The Company may, at any time after the end of an Offering Period, close the Cash Accounts of employees not participating in another Offering under the Plan, in which case any balance in such Cash Accounts which constitutes the Participants' payroll deductions will be refunded to the employees. Any balance remaining in the Cash Account of a Participant after the end of an Offering Period shall remain in the Participant's Cash Account for use in the next Offering.

    The Company may, at any time after the end of an Offering Period, close the Share Accounts related to such Offering, in which case the Custodian shall deliver to each Participant in that Offering a share certificate issued in his name for the number of whole Common Shares credited to his Share Account, without charging a withdrawal fee.

    11. REGISTRATION OF CERTIFICATES. Common Shares withdrawn by Participants will be registered, and share certificates therefor will be issued, only in the name of the Participant.

    12. RIGHTS AS SHAREHOLDERS. With respect to Common Shares subject to an Option, pending exercise of such Option, the Participant shall not be deemed to be a shareholder and shall not have any of the rights or privileges of a shareholder. A Participant who has exercised an Option shall have the rights and privileges of a shareholder immediately following such exercise.

    13. USE OF PLAN FUNDS. Subject to Paragraph 10 hereof, all amounts received by the Company upon exercise of Options granted under the Plan may be used for any corporate purpose or purposes of the Company.

    14. TERMINATION OF EMPLOYMENT. If the employment of a Participant terminates for any reason, including death, disability, retirement or other cause, his participation in the Plan automatically and without any act on his part shall terminate as of the date of termination of his employment. As soon as practicable following the Participant's termination of employment, the Company shall refund to such Participant (or beneficiary, in the case of the Participant's death) any and all amount in his Cash Account and the Custodian shall deliver to such Participant a share certificate issued in his name for the number of whole Common Shares credited to his Share Account through prior Offerings.

    15. RESTRICTION UPON ASSIGNMENT. Options granted to a Participant under the Plan shall not be transferable (including pledge or hypothecation), and shall be exercisable during the Participant's lifetime only by the Participant. The Company shall not recognize and shall be under no duty to recognize assignment or purported assignment by a Participant of his Options or of any rights under his Options.

    16. GOVERNMENT REGULATIONS. The Company's obligation to issue, sell or deliver any Common Shares under this Plan is subject to all applicable laws and regulations and to the approval of any governmental or regulatory authority required in connection with the issuance, sale or delivery of such Common Shares. The Company shall not be required to issue, sell or deliver any Common Shares under this Plan prior to (a) the approval of such Common Shares for quotation on NASDAQ as National Market Systems Securities or for listing on any national stock exchange, and (b) the completion of any registration or other qualification of such Common Shares under any state or Federal law or any ruling or regulation of any governmental or regulatory authority which the Company in its sole discretion shall determine to be necessary or advisable.

    17. ADJUSTMENT OF SHARES UPON CHANGES IN CAPITALIZATION. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Shares, by reason of a dividend payable in Common Shares, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, appropriate adjustments shall be made to the aggregate number and class of shares subject to the Plan, the number and class of shares subject to outstanding subscription rights, the purchase price per share (in the case of shares subject to outstanding subscription rights), and the number and class of shares which may be subscribed to by any one employee, and such other adjustments shall be made as may be deemed equitable by the Committee.

    18. PROPORTIONATE DISTRIBUTION. If the aggregate Cash Account balances of all Participants on any Option Date exceeds the amount required to purchase all of the Common Shares subject to Options on that Option Date ("Option Shares"), then the Option Shares shall be allocated pro rata among the Participants in the proportion that the number of Option Shares bears to the number of Common Shares that could have been purchased with such aggregate amount available, if an unlimited number of Common Shares were available for purchase; provided, however, that no reduction shall prohibit any employee participating in that Offering from purchasing at least five (5) full Common Shares during the course of the Offering. Any balances remaining in Participants' Cash Accounts due to over subscription will remain in the Participants' Cash Accounts for use in the next Offering unless withdrawn by the Participant.

    19. DIVIDEND REINVESTMENT. All cash dividends paid, if any, with respect to the Common Shares credited to a Participant's Share Account shall be added to the Participant's Cash Account and thereby shall be applied to exercise Options to purchase whole Common Shares on the Option Date next succeeding the date such cash dividends are paid by the Company. An election to leave Common Shares with the Custodian shall constitute an election to apply the cash dividends with respect to such shares to the exercise of Options hereunder. Common Shares so purchased shall be applied to the shares credited to each Participant's Share Account.

    20. DESIGNATION OF SUBSIDIARIES FOR INCLUSION IN OFFERINGS. At any time and from time to time the Committee may designate for inclusion in an Offering under the Plan any corporation which, on the Effective Date of that Offering, is a subsidiary (as defined in Section 424(f) of the Code) of the Company.

    21. AMENDMENT OF THE PLAN. To the extent permitted by law, the Committee may at any time and from time to time make such changes in the Plan and additions to it as the Committee deems advisable; provided, however, that, except as provided in Paragraphs 17, 18 and 20 hereof, and except with respect to changes or additions in order to make the Plan comply with Section 423 of the Code, the Committee may not make any changes or additions which would adversely affect subscription rights or Options previously granted under the Plan and may not, without approval of the shareholders of the Company, make any changes or additions which would (a) increase the aggregate number of Common Shares subject to the Plan or which may be subscribed to by an employee, (b) decrease the minimum purchase price for a Common Share, or (c) change any of the provisions of the Plan relating to eligibility for participation in Offerings.

    22. DURATION AND TERMINATION OF THE PLAN. The Plan shall terminate upon the earlier to occur of the following two events:

        (a) The purchase by employees of all of the Common Shares subject to the Plan; or

        (b) The termination of the Plan by the Board of Directors of the Company.

    In addition, if the Plan is not approved by the Company's Shareholders prior to December 30, 1996, the Plan will automatically terminate, and each Participant will receive a refund of the amounts credited to his Cash Account.

    No termination of the Plan shall affect Options or subscription rights previously granted under this Plan.

                                                                      APPENDIX B

                      SECTION 6 OF THE SYMIX SYSTEMS, INC.
                         EMPLOYEE STOCK PURCHASE PLAN,
            (AS PROPOSED TO BE AMENDED EFFECTIVE NOVEMBER 11, 1998)

    6. ELIGIBILITY. Subject to the terms of this Plan, any employee of the Company (and any employee of any subsidiary of the Company which from time to time may be designated by the Committee for inclusion in an Offering under the Plan under Paragraph 20 hereof) who is employed by the Company at the Effective Date of an Offering, and who is or will be customarily employed for more than twenty (20) hours per week and for more than five (5) months per year, may participate in Offerings under the Plan, with the exception that all 5% shareholder employees and all directors and officers of the Company are not eligible to participate in the Offerings under the Plan. For purposes of the Plan, a "5% shareholder employee" is an employee of the Company or a subsidiary of the Company who owns greater than 5% of the total combined voting power or value of all classes of shares of the Company or a subsidiary of the Company.

    Nothing contained herein and no rules and regulations prescribed by the Committee shall permit or deny participation in any Offering contrary to the requirements of the Code (including, without limitation, Sections 423(b)(3), 423(b)(4) and 423(b)(8) thereof).

    Nothing contained herein and no rules and regulations prescribed by the Committee shall permit any employee to be granted an Option under the Plan:

        (a) If, immediately after such Option is granted, such employee would own, and/or hold outstanding options or rights to purchase, shares of the Company or of any subsidiary of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or such subsidiary; or

        (b) Which permits an employee's rights to purchase Common Shares under all employee stock purchase plans of the Company and of its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000.00) of fair market value of Common Shares (determined as of the date such right is granted) for each calendar year in which such right is outstanding at any time.

For the purpose of clause 6(a) above, the provisions of Section 424(d) of the Code shall apply in determining the stock ownership of each employee. For the purpose of Clause (b) above, the provisions of Section 423(b)(8) of the Code shall apply in determining whether an employee's Options and other rights are permitted to accrue at a rate in excess of the permitted rate.

                              SYMIX SYSTEMS, INC.
  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 11, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned holder(s) of Common Shares of Symix Systems, Inc. hereby constitutes and appoints Lawrence J. Fox and Stephen A. Sasser, and each of them, with full power of substitution and revocation, as proxies or proxy to appear and to vote the Common Shares of Symix Systems, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at 2800 Corporate Exchange Drive, Columbus, Ohio on November 11, 1998, and any adjournment or adjournments thereof, for the following purposes:

1. The election of the following nominees as directors of the Company (except as marked to the contrary below), each to serve for a term of one year and until his successor is duly elected and qualified or his earlier resignation, removal from office or death:

Lawrence J. Fox  Stephen A. Sasser  Duke W. Thomas    Larry L. Liebert  John T. Tait   James A. Rutherford

[YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT HIS NAME ABOVE.]

2. The proposed amendment to Section 6 of the Symix Systems, Inc. Employee Stock Purchase Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or adjournments thereof.

    Do you plan to attend the meeting? / /  YES / /  NO

    WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER(S). IF NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE PERSONS LISTED ABOVE AND FOR THE PROPOSED AMENDMENT TO SECTION 6 OF THE SYMIX SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE BOARD OF DIRECTORS MAY RECOMMEND.

    (THIS PROXY CONTINUES AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE)

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated October 8, 1998, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the Symix Common Shares the undersigned is entitled to vote at the Annual Meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              SYMIX SYSTEMS, INC.
                                             Dated: ____________________________

                                             Please sign exactly as your name
                                             appears herein. If shares are
                                             registered in two names, both
                                             should sign. When signing as
                                             attorney, executor, administrator,
                                             trustee, guardian or corporate
                                             official, please give your full
                                             title. If signer is a corporation,
                                             please sign the full corporate name
                                             by authorized officer.
                                             ___________________________________

                                                  Signature of Shareholder
                                             ___________________________________

                                                  Signature of Shareholder